Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 26, 2007 relating to the consolidated financial statements of Omtool, Ltd. as of and for the years ended December 31, 2006 and 2005 included in this form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (File No. 333-115016) and Form S-8 (File Nos. 333-39571 and 333-91659).

/s/ Vitale Caturano & Company, Ltd.
VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 26, 2007